UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2007

American Financial Realty Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31678 (Commission File Number)	020604479 (IRS Employer Identification Number)

610 Old York Road, Jenkintown, Pennsylvania (Address of principal executive offices)		19046 (Zip Code)
Registrant’s telephone number, including area code: 215-887-2280
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
     On November 2, 2007, American Financial Realty Trust (“AFR”), First States Group, L.P. (“AFR OP”), Gramercy Capital Corp. (“Gramercy”), GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp. (“Merger Sub”) and GKK Stars Acquisition LP (“Merger Sub OP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub will merge with and into AFR (the “Merger”), with AFR continuing after the Merger as the surviving entity. At the effective time of the Merger (i) each of the issued and outstanding common shares of beneficial interest of AFR will be converted into the right to receive (a) $5.50 in cash and (b) 0.12096 of a share of the common stock, par value $0.001 per share, of Gramercy (together, the “Merger Consideration”). At the closing of the Merger, AFR’s stockholders will also be entitled to receive (i) the regular quarterly dividend declared and paid by Gramercy in respect of the first quarter of 2008, if any, and (ii) a portion of any special dividend declared by Gramercy before closing.
     In addition, under the terms of the Merger Agreement, Merger Sub OP will merge with and into AFR OP (the “Partnership Merger” and, together with the Merger, the “Mergers”), with AFR OP continuing after the Partnership Merger as the surviving entity. At the effective time of the Partnership Merger, each unit of limited partnership interest in AFR OP (each, an “OP Unit”) will be converted into the right to receive the applicable amount of Merger Consideration in respect of the number of common shares of beneficial interest of AFR issuable upon redemption of each OP Unit in accordance with the Amended and Restated Agreement of Limited Partnership of AFR OP, as amended (the “OP Agreement”), as if such OP Unit were redeemed for an equal number of common shares of beneficial interest of AFR immediately prior to the effective time of the Partnership Merger.
     The Merger Agreement also provides that if the net proceeds received on the sales of specified properties prior to closing exceed agreed levels, an additional cash payment of half of such excess amount, if any (but no more than $0.25 per share) will be made at closing to AFR stockholders. The sales process is subject to various uncertainties and AFR stockholders should not assume that any such payment will be made.
     AFR currently has approximately 130.3 million shares outstanding on a fully diluted basis (including common shares issuable upon redemption of OP Units). Gramercy expects to assume approximately $1.45 billion of AFR’s outstanding debt. The Merger will be fully taxable to AFR’s stockholders and the limited partners of AFR OP (including with respect to the stock component of the Merger Consideration).
     The Merger Agreement has been approved by the Board of Trustees of AFR and by the Board of Directors of Gramercy.
     AFR has agreed to certain covenants, including, among others, subject to certain exceptions described in the Merger Agreement, an obligation not to solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries, proposals or offers or any other efforts or attempts that constitute or that reasonably may be expected to lead to, a competing proposal (as defined in the Merger Agreement) or initiate or participate in any discussions or negotiations (other than to seek clarifications with respect to any competing proposal) regarding, or that reasonably may be expected to lead to, a competing proposal or approve or recommend, or publicly propose to approve or recommend, a competing proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to a competing proposal, or enter into any agreement or agreement in principle requiring AFR or AFR OP to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations under the Merger Agreement or resolve, propose or agree to do any of the foregoing, except as otherwise contemplated in the Merger Agreement.
     Prior to the closing, AFR has agreed to operate its business in the ordinary course consistent with past practice and not to take certain actions specified in the Merger Agreement. Prior to the closing, Gramercy has agreed to operate its business in the usual, regular and ordinary course consistent with good business judgment and not to take certain actions specified in the Merger Agreement. AFR will be permitted to pay quarterly dividends for the fourth quarter of 2007, but will not be permitted to pay dividends for any quarter thereafter. Gramercy will be permitted to pay quarterly dividends through the consummation of the Merger.
     Consummation of the Merger is subject to customary conditions, including the approval of the Merger by the holders of AFR common shares of beneficial interest, the approval of the issuance of Gramercy’s common stock to be issued in the Mergers by the holders of Gramercy’s shares of common stock, the registration of Gramercy’s shares of common stock to be issued in the Merger, the listing of such shares on the New York Stock Exchange and the absence of any order, injunction or legal restraint or prohibition preventing the consummation of the Mergers. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party (subject to the materiality standards contained in the Merger Agreement), (ii) compliance in all material respects of the other party with its covenants, (iii) the absence of a material adverse effect (as defined in the Merger Agreement) on the other party and (iv) the delivery of opinions of counsel with respect to each other’s status as a real estate investment trust.
     The Merger Agreement contains certain termination rights for both AFR and Gramercy and provides that, upon termination of the Merger Agreement under specified circumstances described in the Merger Agreement, AFR would be required to pay Gramercy an amount equal to $18.0 million on account of expenses and, in certain circumstances, a termination fee of $32.0 million. In addition, Gramercy will be required to pay AFR $14.0 million upon termination under specified circumstances described in the Merger Agreement.
     The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk among the parties.
     Contemporaneously with the execution and delivery of the Merger Agreement, AFR entered into a voting agreement with SL Green Operating Partnership, L.P. (“SLG OP”), which currently owns approximately 22% of Gramercy’s common stock, pursuant to which SLG OP agreed to, among other things, vote its shares of Gramercy’s common stock in favor of the issuance of Gramercy’s common stock in the Mergers (the “SLG Voting Agreement”). On November 7, 2007, AFR entered into a voting agreement with SSF III Gemini, LP, an affiliate of

Morgan Stanley Real Estate Special Situations Fund III (“SSF III Gemini”), which currently owns approximately 11.3% of Gramercy’s common stock, pursuant to which SSF III Gemini agreed to, among other things, vote its shares of Gramercy’s common stock in favor of the issuance of Gramercy’s common stock in the Mergers (the “SSF III Gemini Voting Agreement”).
     The foregoing description of the Merger Agreement, the SLG Voting Agreement and the SSF III Gemini Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the SLG Voting Agreement and the SSF III Gemini Voting Agreement, respectively, copies of which are filed as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated in this report by reference.
Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of AFR OP
     On November 2, 2007, First States Group, LLC, a wholly owned subsidiary of AFR and the sole general partner of AFR OP (the “General Partner”), and Nicholas S. Schorsch, a limited partner of AFR OP, executed an amendment (the “Amendment”) to the OP Agreement modifying certain provisions of the OP Agreement. Among other things, the OP Agreement was amended to (1) delete certain provisions requiring the mandatory dissolution of AFR OP upon the redemption of all OP Units (other than the OP Units held by AFR), (2) allow the General Partner and AFR, without the consent or approval of any limited partner, to engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of the assets of the General Partner or AFR, as the case may be, regardless of whether such transaction results in a change of control of the General Partner or AFR, and (3) eliminate the approval rights of limited partners with respect to the merger or consolidation of the AFR OP and the sale of all or substantially all of the assets of AFR OP.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated in this report by reference.
Forward-Looking Statements
     This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this filing are forward-looking statements. All forward-looking statements speak only as of the date of this filing. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of AFR, Gramercy, SL Green Realty Corp. and their affiliates or subsidiaries or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of AFR and Gramercy, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic conditions, interest rates, capital market conditions, bankruptcies and defaults of borrowers or tenants in properties securing AFR’s or Gramercy’s investments, and other factors, which are beyond the companies’ control. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information and Where to Find It
     This report does not constitute an offer of any securities for sale. In connection with the proposed transaction, AFR and Gramercy intend to file with the SEC a joint proxy statement/prospectus of AFR and Gramercy and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of AFR and Gramercy. Investors and security holders of AFR and Gramercy are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about AFR, Gramercy and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by AFR or Gramercy with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders may obtain free copies of the documents filed with the SEC by AFR at www.afrt.com or via telephone at 215-887-2280. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy by contacting Gramercy’s Investor Relations at www.gramercycapitalcorp.com or via telephone at 212-297-1000. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.
     AFR and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AFR and Gramercy in favor of the proposed transaction. Information about the directors and executive officers of AFR and their respective interests in the proposed transaction is set forth in AFR’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.
     Gramercy and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Gramercy and AFR in favor of the proposed transaction. Information about the directors and executive officers of Gramercy and their respective interests in the proposed transaction is set forth in Gramercy’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.
Item 9.01 Financial Statements and Exhibits
2.1	Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, GKK Stars Acquisition LLC, Merger Sub, Merger Sub OP, AFR and First States Group, L.P.

3.1	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of First States Group L.P., dated November 2, 2007

10.1	Stockholder Voting Agreement, dated as of November 2, 2007, by and between SL Green Operating Partnership, L.P. and American Financial Realty Trust

10.2	Stockholder Voting Agreement, dated as of November 7, 2007, by and between SSF III Gemini, LP and American Financial Realty Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST
Date: November 8, 2007	By:	/s/ Edward J. Matey Jr.
		Name:	Edward J. Matey Jr.
		Title:	Executive Vice President and General Counsel

Exhibit Index
2.1	Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, GKK Stars Acquisition LLC, Merger Sub, Merger Sub OP, AFR and First States Group, L.P.

3.1	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of First States Group L.P., dated November 2, 2007

10.1	Stockholder Voting Agreement, dated as of November 2, 2007, by and between SL Green Operating Partnership, L.P. and American Financial Realty Trust

10.2	Stockholder Voting Agreement, dated as of November 7, 2007, by and between SSF III Gemini, LP and American Financial Realty Trust